                         CONSENT OF DIRECTOR NOMINEE

                      ALLIANCE DATA SYSTEMS CORPORATION

     I hereby consent to be named in the Registration Statement on Form S-1 of Alliance Data Systems Corporation relating to the proposed initial public offering of common shares (Registration No. 333-94623) (the "REGISTRATION STATEMENT"), including in any amendment or supplement to any prospectus included in the Registration Statement, any amendment to the Registration Statement or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Furthermore, I agree with the statements concerning myself under the caption "Management."


Date: _________________, 2000           By: /s/ Kenneth R. Jensen
                                            ------------------------------------
                                            Kenneth R. Jensen
                                            707 W. Algonquin Road
                                            Arlington Heights, Illinois 60005